EXHIBIT 10.2

Dated 30 April 2020

BRAKE BROS LIMITED
as Issuer
 and
BARCLAYS BANK PLC
as Arranger
and
BARCLAYS BANK PLC
as Dealer

DEALER AGREEMENT
relating to a
£600,000,000 Commercial Paper Programme for the purpose of
the Joint HM Treasury and Bank of England Covid Corporate Financing Facility

Ref: EXM/AA

Linklaters LLP

Table of Contents
Contents          Page

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This Agreement is dated 30 April 2020 and made between:
(1)BRAKE BROS LIMITED (the “Issuer”);
(2) BARCLAYS BANK PLC as arranger (the “Arranger”); and
(3)BARCLAYS BANK PLC (the “Original Dealer”).
It is agreed as follows:
1.Definitions and Interpretation
1.1Definitions
In this Agreement:
“Additional Dealer” means any institution appointed as a Dealer in accordance with Clause 5.2 (Appointment of Dealers);
“Bank of England” means The Governor and Company of the Bank of England and, save as the context otherwise requires, a reference to the Bank of England includes a reference to the Bank of England acting on its own behalf and as agent or custodian for CCFFL;
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London;
"CCFF Counterparty Documentation" means the Documentation as defined from time to time in the CCFF Counterparty Terms, being as at the date of this Agreement, the Market Notice, the Operating Procedures, the Application Form, the Admission Letter and any other documentation and procedures issued by the Bank of England in connection with the CCFF, each as supplemented and amended from time to time and as defined in the CCFF Counterparty Terms;
"CCFF Counterparty Terms" means the “Terms and Conditions for Counterparties in the Covid Corporate Financing Facility”, published by the Bank of England on or around 23 March 2020, as amended or supplemented from time to time;
“CCFF Eligibility Criteria” means, at any time, the eligibility criteria for participation in the CCFF contained in the CCFF Rules at that time;
“CCFF Rules” means, at any time, the terms and conditions and operating procedures of the CCFF at such time, including the terms and conditions applicable to the eligibility of the Issuer and the Notes to participate in the CCFF;
“CCFFL” means Covid Corporate Financing Facility Limited or any successor entity under the CCFF;
“Clearing System” means Clearstream Banking S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”);
“Covid Corporate Financing Facility” or “CCFF” means the Joint HM Treasury and Bank of England Covid Corporate Financing Facility;
“Dealer” means the Original Dealer (including Barclays Bank PLC in its capacity as Arranger) or an Additional Dealer but excluding any institution whose appointment as a dealer has been terminated under Clause 5.1 (Termination) provided that where any such institution has been appointed as Dealer in relation to a particular issue of Notes or period

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of time, the expression “Dealer” or “Dealers” shall only mean or include such institution in relation to such Notes or that time period;
“Deed of Covenant” means the Deed of Covenant, dated on or about the date of this Agreement, executed by the Issuer in respect of Global Notes issued under the Issuing and Paying Agency Agreement;
“Definitive Note” means a Note, security printed or otherwise, issued by the Issuer substantially in the form set out in the Issuing and Paying Agency Agreement;
“Global Note” means a Note in global form, representing an issue of commercial paper, substantially in the form set out in the Issuing and Paying Agency Agreement;
“Group” means the Issuer and its Subsidiaries;
“Information Sheet” means the summary of the Programme prepared by the Issuer in connection with the transactions contemplated by this Agreement, subject as set out in Clause 3.20 (Times for making representations and warranties) as the same may be amended, supplemented or replaced from time to time;
“Issuing and Paying Agency Agreement” means the issuing and paying agency agreement, dated on or about the date of this Agreement, between the Issuer and the Issuing and Paying Agent, providing for the issuance of and payment on the Notes;
“Issuing and Paying Agent” means Deutsche Bank AG, London Branch acting as issuing and paying agent for the Notes and any successor or additional agent appointed in accordance with the Issuing and Paying Agency Agreement;
“Maximum Amount” means £600,000,000 or such other amount as may apply in accordance with Clause 2.7 (Increase in Maximum Amount);
“Note” means a Definitive Note or a Global Note issued under the Issuing and Paying Agency Agreement to a Dealer;
“Note Transaction” means the issue by the Issuer and the subscription by a Dealer of Note(s) in accordance with Clause 2 (Issue);
“Programme” means the CCFF commercial paper programme of the Issuer established by the Programme Agreements;
“Programme Agreement” means this Agreement, any agreement for a Note Transaction, the Deed of Covenant or the Issuing and Paying Agency Agreement;
“Relevant Party” means, in respect of each Dealer, each of its affiliates and each person who controls them (within the meaning of section 15 of the Securities Act or section 20 of the United States Securities Exchange Act of 1934, as amended), and each of their respective directors, officers, employees and agents;
“Sanctions” means any economic or financial sanctions or embargoes and/or restrictive measures administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. State Department, any other agency of the U.S. government, the United Nations, the European Union or the United Kingdom;
“Securities Act” has the meaning given to it at Clause 3.19;
“Sterling” and “£” denote the lawful currency of the United Kingdom; and
“Subsidiary” means:

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(a)an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and “control” for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; or
(b)an entity whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of another person.
1.2Interpretation
In this Agreement, unless the contrary intention appears, a reference to:
1.2.1a provision of a law is a reference to that provision as amended, extended, applied or re-enacted and includes any subordinate legislation;
1.2.2a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;
1.2.3a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or any other entity whether or not having separate legal personality, and references to any person shall include its successors in title, permitted assigns and permitted transferees;
1.2.4assets includes present and future properties, revenues and rights of every description;
1.2.5an authorisation includes any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;
1.2.6a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or authority; and
1.2.7any Programme Agreement or other document is a reference to that Programme Agreement or other document as amended, novated, restated, superseded or supplemented.
1.3Headings
The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.
2Issue
2.1Appointment of Dealers
The Issuer hereby appoints the Dealer with respect to the issue of Notes under this Agreement.
2.2The Uncommitted Programme
The Issuer shall not be under any obligation to issue any Notes, and a Dealer shall not be under any obligation to subscribe for or procure the subscription for any Notes, until such

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time as an agreement for a Note Transaction has been reached between the Issuer and that Dealer. The obligations of each Dealer under this Agreement are several.
2.3Issue of Notes
2.3.1Subject to the terms of this Agreement, the Issuer may issue Notes to any of the Dealers from time to time at such prices and upon such terms as the Issuer and the relevant Dealer may agree provided such Notes are resold by the relevant Dealer to CCFFL in accordance with the CCFF Rules and provided that, for so long as the CCFF Rules or the CCFF Counterparty Documentation so require, the Issuer undertakes that there shall be no more than one issue of Notes per day.
2.3.2The tenor of each Note shall not be less than seven days nor greater than 364 days, with that tenor being calculated from (and including) the issue date to (but excluding) the maturity date of that Note.
2.3.3Global Notes and Definitive Notes (if any) shall be issued in denominations of £100,000 (or integral multiples thereof), provided that the minimum aggregate amount of any series of Notes shall be £1,000,000.
2.3.4The aggregate amount of Notes outstanding at any time will not exceed the Maximum Amount.
2.4Agreements for Note Transactions
If the Issuer and any Dealer shall agree on the terms of the subscription for any Note by that Dealer (including agreement with respect to the issue date, aggregate principal or nominal amount, denomination, price, redemption basis, maturity date and discount or interest basis), then:
2.4.1the Issuer shall, on the date on which such terms are agreed and on the issue date of that Note, confirm to the Dealer in writing the eligibility of that Note under, and in accordance with, the CCFF Rules and the CCFF Counterparty Documentation;
2.4.2the Issuer shall instruct the Issuing and Paying Agent to issue that Note and deliver it in accordance with the terms of the Issuing and Paying Agency Agreement;
2.4.3the relevant Dealer shall procure the resale of the Notes to CCFFL in accordance with the CCFF Rules and pay the subscription price of such Note on the issue date by transfer of same-day funds to the Sterling account in London as the Issuing and Paying Agent shall from time to time have specified for this purpose; and
2.4.4the relevant Dealer shall notify the Issuing and Paying Agent and the Issuer of the payment and delivery instructions applicable to such Note in accordance with prevailing market practice and in sufficient time to enable the Issuing and Paying Agent to deliver such Note(s) (or make the same available for collection) on the relevant issue date.
2.5Failure to issue
If, for any reason (including, without limitation, the failure of the relevant trade), a Note is not to be issued in accordance with a Note Transaction, the Issuer and the relevant Dealer shall immediately notify the Issuing and Paying Agent of that fact.
2.6Global Notes and Definitive Notes

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2.6.1Each Note issued will be represented initially by one or more Global Notes.
2.6.2Global Notes will be exchangeable in the limited circumstances provided for in the terms and conditions of the Global Notes.
2.7Increase in Maximum Amount
The Issuer may from time to time increase the Maximum Amount by:
2.7.1giving at least 10 days’ notice by letter in substantially the form of Schedule 3 to each Dealer and the Issuing and Paying Agent; and
2.7.2delivering to each Dealer with that letter the documents referred to in that letter, in each case in form and substance acceptable to each Dealer.
3.Representations and Warranties
The Issuer (in respect of itself) makes the representations and warranties in this Clause 3 to each Dealer.
3.1Status
The Issuer is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the power to own its assets and carry on its business as it is being conducted.
3.2Powers and authority
The Issuer has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of, the Notes and the Programme Agreements and the transactions contemplated by those Notes and Programme Agreements.
3.3Binding obligations
The obligations expressed to be assumed by the Issuer in each of the Programme Agreements and (when the Notes have been issued and delivered under the Issuing and Paying Agency Agreement and have been paid for) the Notes are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered under Schedule 1, legal, valid, binding and enforceable obligations.
3.4Authorisations
All authorisations required by the Issuer:
i.to enable it lawfully to enter into, exercise its rights and comply with its obligations under, the Notes and Programme Agreements; and
ii.to make the Programme Agreements and Notes admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.
3.5Non-conflict

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The entry into, delivery and performance by the Issuer of its obligations under the Notes and the Programme Agreements and the transactions contemplated by the Programme Agreements will not conflict with, or constitute a default under:
3.5.1the constitutional documents of the Issuer; or
3.5.2any law or regulation applicable to the Issuer; or
3.5.3any agreement or instrument by which the Issuer or any of its assets are bound.
3.6Ranking
The obligations of the Issuer under the Programme Agreements rank, and the Notes (when issued) will rank, at least pari passu with all present and future unsecured and unsubordinated obligations of the Issuer other than obligations mandatorily preferred by law applying to companies generally.
3.7Information Sheet
In the context of the Programme Agreements and the transactions contemplated by the Programme Agreements, the information contained in the Information Sheet is true and accurate in all material respects and not misleading in any material respect.
3.8Financial Statements
The most recently published financial statements of the Issuer (i) were prepared in accordance with the requirements of applicable law and with generally accepted accounting principles in the United Kingdom and are consistently applied throughout the periods involved; and (ii) give a true and fair view of the state of the Issuer’s affairs as at the date to which they were prepared and of the Issuer’s profit for the period then ended.
3.9Adverse change and litigation
3.9.1There has been no adverse change in the business, financial or other condition or prospects of any member of the Group since the date of the most recently published audited financial statements of the Issuer; and
3.9.2There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of the Issuer, threatened against or affecting any member of the Group which in any case could reasonably be expected to be material in the context of the Programme Agreements and the transactions contemplated by the Programme Agreements.
3.10No default
No member of the Group is in default in respect of any indebtedness for borrowed money or any obligation having a similar commercial effect.
3.11No withholding tax
The Issuer is not required by any law or regulation of, or any relevant taxing authority or any political subdivision or any authority thereof having the power to tax in, the United Kingdom or (if different) the jurisdiction in which the Issuer is resident for tax purposes to make any withholding or deduction from any payment due under the Notes or any Programme Agreement for or on account of any taxes or duties of whatever nature.

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3.12No stamp duty
There are no stamp duties or similar registration and transfer taxes or other duties assessable or payable in the United Kingdom, Belgium, Luxembourg or (if different) the jurisdiction in which the Issuer is resident for tax purposes in connection with the creation, issue, offering or sale of the Notes (including, without limitation, any resale of the Notes by any Dealer to CCFFL) or the execution or delivery of the Programme Agreements or the performance by the Issuer of its obligations under the Notes or the Programme Agreements.
3.13Maximum Amount
The aggregate outstanding principal amount of the Notes on the date of issue of any Note does not exceed the Maximum Amount.
3.14Anti-Bribery
Neither the Issuer nor any of its Subsidiaries, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of any applicable anti-bribery or anti-corruption law, rule or regulation enacted in any jurisdiction; or made, offered or promised to make, or authorised the payment or giving of any bribe, rebate, payoff, influence payment, facilitation payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable law, rule or regulation.
3.15Sanctions
Neither the Issuer nor any of its Subsidiaries nor, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its Subsidiaries is currently the subject of any Sanctions or conducting business with any person, entity or country which is the subject of any Sanctions.
3.16Money Laundering Laws
The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in the United Kingdom and in all jurisdictions in which the Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency.
3.17United States Investment Company Act
The Issuer is not, and will not be as a result of any issue of Notes or the receipt or application of the proceeds thereof, an investment company as defined in the United States Investment Company Act of 1940.
3.18CCFF
3.18.1The Issuer represents, warrants and agrees that it satisfies all of the CCFF Eligibility Criteria applicable to it in its capacity as the Issuer.

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3.18.2No event referred to in clause 3.2(l) or 3.2(m) (as the same may be amended, supplemented or replaced from time to time) of the CCFF Counterparty Terms has occurred and is continuing.
3.18.3The statements in clause 4.1(j), 4.1(k) and 4.1(l) (as the same may be amended, supplemented or replaced from time to time) of the CCFF Counterparty Terms are true and accurate, provided that in the case of 4.1(l) the references to “the Bank” shall be deemed to be references to the relevant Dealer.
3.18.4The statement made in Clause 4.1(a) of the CCFF Counterparty Terms is accurate in respect of any certifications or statements made or factual information provided to the Bank of England by the Issuer.
3.18.5The Issuer further represents, warrants and agrees that: (i) the Issuer has notified the Dealers of any applicable limits imposed by the Bank of England in relation to the Issuer and (ii) the issuance of any Notes under the CCFF will not breach any such limits (if applicable).
3.19US selling restrictions
Each of the Issuer represents, warrants and agrees:
3.19.1that neither it, nor any of its affiliates (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), nor any person (other than the Dealers, as to whom no representation or warranty is made) acting on its behalf or on behalf of any of its affiliates, has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act (“Regulation S”)) in the United States with respect to any Notes; and
3.19.2that it is a foreign issuer and reasonably believes that there is no substantial U.S. market interest (as those terms are defined in Regulation S) in its debt securities; and
3.19.3that it will not offer or sell, nor solicit offers to buy, securities under circumstances that would require registration of the Notes under the Securities Act.
3.20Times for making representations and warranties
The representations and warranties set out in this Clause 3:
3.20.1are made on the date of this Agreement; and
3.20.2are deemed to be repeated on each date upon which the Maximum Amount is increased, each date a Note Transaction is agreed and each date upon which any Note is, or is to be issued, in each case, by reference to the facts and circumstances then existing.
When a representation or warranty under Clause 3.7 (Information Sheet) is repeated pursuant to Clause 3.20.2, the reference to the Information Sheet shall be deemed to be only the Information Sheet which has been published before the date on which a relevant Note Transaction is agreed (in the case of that Note Transaction and the corresponding issue of Notes) or the date on which the letter purporting to increase the Maximum Amount is delivered (in the case of that increase).
3.21Notice of inaccuracy

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If, before a Note is issued and delivered to or for the account of the relevant Dealer, an event occurs which would render any of the representations and warranties in this Clause 3 immediately, or with the lapse of time, untrue or incorrect, the Issuer will inform the relevant Dealer as soon as practicable of the occurrence of such event. In either case, the relevant Dealer shall inform the Issuer without any undue delay whether it wishes to continue or discontinue the issuance and delivery of the respective Notes.
3.22Conditions Precedent
By a date no later than five Business Days before the date upon which the Issuer and any Dealer shall first agree terms for a Note Transaction (or such other period as may be agreed between the Issuer and that Dealer), the Issuer shall deliver to that Dealer each of the documents listed in Schedule 1, in form and substance satisfactory to that Dealer.
3.23Further conditions precedent
The obligations of any Dealer in respect of any agreement for a Note Transaction and each issue of Notes shall be conditional upon:
3.23.1the representations and warranties of the Issuer contained in this Clause 3 being true and correct:
i.on each date upon which an agreement for a Note Transaction is made; and
ii.on each date on which Notes are issued,
by reference to the facts and circumstances then subsisting;
3.23.2there being no breach as at the issue date of those Notes in the performance of the obligations of the Issuer under any of the Programme Agreements or any Note;
3.23.3the Notes being, on their issue date, eligible for resale to CCFFL in accordance with the CCFF Rules and the CCFF Counterparty Documentation which are in force on such issue date; and
3.23.4any other conditions precedent that the relevant Dealer reasonably requires in connection with the CCFF.
4Covenants and Agreements
4.1Duration
The undertakings in this Clause 4 remain in force from the date of this Agreement for so long as any Programme Agreement is in force and any amount is or may be outstanding under any Programme Agreement or any Note.
4.2Information
Whenever the Issuer publishes or makes available to its shareholders (or any class of them) or to its creditors generally (or any class of them) or to the public (by filing with any regulatory authority, securities exchange or otherwise) any information which could reasonably be expected to be material in the context of the Programme Agreements and the Notes and the transactions contemplated by the Programme Agreements and the Notes, the Issuer shall:

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a.notify each Dealer as to the nature of such information;
b.make a reasonable number of copies of such information available to each Dealer upon request and permit distribution of that information to actual or potential purchasers of Notes; and
c.take such action as may be necessary to ensure that the representation and warranty contained in Clause 3.7 (Information Sheet) is true and accurate on the dates when it is made or deemed to be repeated.
4.3Eligibility
The Issuer undertakes to notify the Dealers during the period from (and including) the date of any Note Transaction relating to Notes to (and including) the date that is two Business Days following such Note Transaction, should it or any of the Notes cease to be eligible to participate in the CCFF.
4.4Authorisation information
Whenever the Issuer is required to obtain or effect any authorisation in order to comply with the representation and warranty contained in Clause 3.4 (Authorisations), the Issuer shall:
4.4.1notify each Dealer as to the nature of such authorisation; and
4.4.2upon request by a Dealer, make a reasonable number of copies of such authorisation available to that Dealer.
4.5Information Sheet
The Issuer undertakes that if it amends, supplements or replaces the Information Sheet, it will deliver a copy of the Information Sheet as so amended, supplemented or replaced to the Bank of England, the Arranger and the Dealers.
4.6Indemnification
4.6.1Without prejudice to the other rights or remedies of the Dealers, the Issuer undertakes to each Dealer that if that Dealer or any of its Relevant Parties incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a “Loss”) arising out of or in connection with or based on:
i.the Issuer's failure to make due payment under the Notes or the Deed of Covenant; or
ii.any Notes not being issued for any reason (other than as a result of the failure of any Dealer to pay for such Notes) after an agreement for that Note Transaction has been made; or
iii.any breach or alleged breach of the representations, warranties, covenants or agreements made or deemed to be repeated by the Issuer in this Agreement or any other Programme Agreement; or
iv.any untrue statement or alleged untrue statement of any material fact contained in the Information Sheet unless, in the case of an alleged untrue

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statement, the allegation is being made by the relevant Dealer or its Related Party; or
v.the exercise by the Bank of England or CCFFL of its rights under clause 9.2, 9.3 and/or 13.3 (as the same may be amended, supplemented or replaced from time to time) of the CCFF Counterparty Terms to the extent that the relevant Dealer provides evidence in writing that the exercise of such rights, and the incurrence by it of any Loss, relates solely to the Programme Agreements and/or any relevant Note Transaction, the Issuer shall pay to that Dealer on demand an amount equal to such Loss on an after tax basis. No Dealer shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 4.5.
4.6.2In case any allegation as described in sub-paragraph 5.4.1 above is made or any action is brought against any Dealer or its Relevant Party in respect of which recovery may be sought from the Issuer under this Clause 4.6, the relevant Dealer shall promptly notify the Issuer in writing but failure to do so will not relieve the Issuer from any liability under this Agreement. If any such allegation is made, the parties agree to consult in good faith with respect to the nature of the allegation. Subject to sub-clause 4.6.3 below, the Issuer may participate at its own expense in the defence of any action.
4.6.3If it so elects within a reasonable time after receipt of the notice referred to in sub-clause 4.6.2 above, the Issuer may, subject as provided below, assume the defence of the action with legal advisers chosen by it and approved by the relevant Dealer (such approval not to be unreasonably withheld or delayed). Notwithstanding any such election a Dealer or its Relevant Party may employ separate legal advisers reasonably acceptable to the Issuer and the Issuer shall not be entitled to assume such defence and shall bear the reasonable fees and expenses of such separate legal advisers if:
ithe use of the legal advisers chosen by the Issuer to represent the Dealer or Relevant Party would present such legal advisers with a conflict of interest;
iithe actual or potential defendants in, or targets of, any such action include both the Dealer or its Relevant Party and the Issuer and the Dealer concludes that there may be legal defences available to it and/or other Relevant Parties which are different from or additional to those available to the Issuer; or
iiithe Issuer has not employed legal advisers reasonably satisfactory to the Dealer to represent the Dealer or its Relevant Party within a reasonable time after notice of the institution of such action.
4.6.4If the Issuer assumes the defence of the action, the Issuer shall not be liable for any fees and expenses of legal advisers of the Dealer or its Relevant Party incurred thereafter in connection with the action, except as stated in sub-clause 4.6.3 above.
4.6.5The Issuer shall not be liable in respect of any settlement of any action effected without its written consent, such consent not to be unreasonably withheld or

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delayed. The Issuer shall not, without the prior written consent of the Dealer (such consent not to be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought (whether or not the Dealer or its Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Dealer and its Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Dealer or its Relevant Party.
4.7Costs and expenses
The Issuer will on demand:
4.7.1pay, or reimburse the Arranger for, all reasonable costs and expenses (including value added tax and any other taxes or duties and agreed fees and disbursements of counsel to the Arranger) incurred by the Arranger in connection with the preparation, negotiation, printing, execution and delivery of the Programme Agreements and the Notes and all documents contemplated by the Programme Agreements and the Notes;
4.7.2pay to each Dealer the full amount of any agreed fees, costs, charges and other expenses, together with any value added tax thereon and any other taxes or duties and agreed fees and disbursements of counsel to such Dealer, which that Dealer has incurred itself or is required to pay by the Bank of England or CCFFL in relation to the Programme, in accordance with the CCFF Rules and the CCFF Counterparty Documentation, in respect of any Note Transaction or in respect of the acceptance of the Dealer, the Issuer or the Programme for participation in or use of the CCFF;
4.7.3pay, or reimburse each Dealer for, all costs and expenses (including value added tax and any other taxes or duties and agreed fees and disbursements of counsel to such Dealer) incurred by that Dealer in connection with (i) the Issuer’s and the Dealer’s accession to and use of the CCFF, (ii) all agreed fees, costs, charges and other expenses reimbursed or paid by the relevant Dealer pursuant to clause 9.3 of the CCFF Counterparty Terms and (iii) the enforcement or protection of its rights under the Programme Agreements, the Notes and all documents contemplated by the Programme Agreements and the Notes; and
4.7.4pay any stamp duty or other similar taxes (including any penalties and interest in respect thereof) payable in connection with the entry into, delivery and performance of any Programme Agreement or any Notes, and will indemnify and hold harmless each Dealer on demand, on an after tax basis, from all liabilities arising from any failure to pay or delay in paying such duty or taxes.
4.8Changes to the Programme
4.8.1The Issuer will notify each Dealer of:
i.any change in an Issuing and Paying Agent, or any change in any of the offices of such Issuing and Paying Agent; and
ii.any amendment to or termination of the Issuing and Paying Agency Agreement or the Deed of Covenant,

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by no later than 10 Business Days before the making of that change, amendment or termination.
4.8.2The Issuer will not permit to become effective any change, amendment or termination to the Issuing and Paying Agency Agreement or the Deed of Covenant which could reasonably be expected to adversely affect the interests of any Dealer or the holder of any Notes then outstanding.
4.9Continuing obligations
The Issuer will take such steps (in conjunction with the Dealers, where appropriate) to ensure that any laws and regulations or requirements of any governmental agency, authority or institution which may from time to time be applicable to any Notes shall be fully observed and complied with, including without limitation its obligations under Clause 3.19 (US selling restrictions).
4.10Sanctions
The Issuer will ensure that proceeds raised in connection with the issue of any Notes will not directly or indirectly be lent, contributed or otherwise made available to any person or entity (whether or not related to the Issuer for the purpose of financing the activities of any person or entity or for the benefit of any country currently the subject of any Sanctions. Neither the provisions of this Clause 4.9 nor Clause 3.15 (Sanctions) (when repeated after the date of this Agreement) shall apply to any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of (i) any provision of Council Regulation (EC) No 2271/96 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom).
4.11CCFF Counterparty
4.11.1Where at any time any Dealer is required under the terms of any of the CCFF Counterparty Documentation to provide any representations, undertaking or satisfy any conditions precedent in relation to or in connection with the Issuer or its affiliates, the Issuer shall be deemed to give such representations and undertakings and confirm such conditions precedent are satisfied mutatis mutandis to the relevant Dealer at such time (the “CCFF Issuer Undertakings, Representations and Conditions Precedent”);
4.11.2The Issuer shall promptly inform the relevant Dealer if it is unable to give or satisfy any of the CCFF Issuer Undertakings, Representations and Conditions Precedent;
4.11.3Without prejudice to any other indemnity given by the Issuer in this Agreement, where a Dealer is required at any time under the terms of the CCFF Counterparty Documentation to indemnify or undertake to pay any entity's (other than its own) fees, costs, charges and other expenses (including, without limitation, any third party custody or settlement or clearing system or depository charges for any assets, costs incurred in connection with checking that assets are eligible for the CCFF and valuing assets, internal costs and expenses (including staff salary costs), legal expenses, transfer taxes, value added tax, registration charges and other similar taxes and charges) (the “Counterparty CCFF Indemnities and Costs”) in connection with the Programme or a related transaction the Issuer shall provide mutatis mutandis such indemnity or undertaking to pay such Counterparty

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CCFF Indemnities and Costs to the relevant Dealer, provided that if the Dealer has already recovered costs referred to in this Clause 4.11.3, then such Dealer shall not be entitled to recover in respect of the same claim pursuant to Clause 4.6.1(v) of this Agreement; and
4.11.4The Issuer agrees to promptly provide any Dealer with any information that it shall reasonably require in connection with the CCFF including in relation to the purchase limits applicable to the Issuer or its group in accordance with the Operating Procedures (as defined in the CCFF Counterparty Documentation).
5.Termination and Appointment
5.1Termination
5.1.1The Issuer may terminate the appointment of any Dealer on not less than 30 days’ written notice to the relevant Dealer. The Dealer may resign on not less than 30 days’ written notice to the Issuer. The Issuer shall promptly inform the other Dealers and the Issuing and Paying Agent of such termination or resignation.
5.1.2The rights and obligations of each party to this Agreement shall not terminate in respect of any rights or obligations accrued or incurred before the date on which such termination takes effect and the provisions of Clauses 4.6 (Indemnification) and 4.4 (Costs and expenses) shall survive termination of this Agreement and delivery against payment for any of the Notes.
5.2Appointment of Dealers
5.2.1The Issuer may appoint one or more Additional Dealers upon the terms of this Agreement by sending a dealer accession letter to the Additional Dealer substantially in the form of Schedule 2. The appointment will only become effective if the Additional Dealer confirms acceptance of its appointment to the Issuer by signing that dealer accession letter and delivering it to the Issuer. The Issuer may limit that appointment to a particular issue of Notes or for a particular period of time (which need not be a finite period of time.
5.2.2The Additional Dealer shall become a party to this Agreement on the later of:
i.the date of the signature of the dealer accession letter by the Additional Dealer in accordance with paragraph 5.2.1 above; and
ii.the date specified in the dealer accession letters as the date of appointment, and the Additional Dealer shall then be vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer under this Agreement.
5.2.3If the appointment of that Additional Dealer is limited to a particular issue of Notes or period of time:
i.such authority, rights, powers, duties and obligations shall extend to the relevant Notes or period only; and
ii.following the relevant issue of Notes or the expiry of the time period, the relevant Additional Dealer shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred

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prior to, or in connection with, the issue of such Notes or during that time period.
5.2.4The Issuer shall promptly notify the Issuing and Paying Agent and the other Dealers of any appointment. If the appointment of the Dealer is not limited to a particular issue of Notes or for a particular period of time, the Issuer shall also notify the other Dealers of that appointment. The Issuer agrees to supply to such Additional Dealer, upon appointment, a copy of the conditions precedent documents specified in Schedule 1, if requested by the Additional Dealer.
5.3Transfers to affiliates
If, at any time, a Dealer transfers all or substantially all of its commercial paper business to any of its affiliates then, on the date that transfer becomes effective, the relevant affiliate shall become the successor to that Dealer under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement. Upon that transfer becoming effective, all references in this Agreement to the relevant Dealer shall be deemed to be references to the relevant affiliate. The relevant Dealer shall, promptly following that effective date, give notice of the transfer to the Issuer with a copy to the Issuing and Paying Agent.
6.Status of the Dealers and the Arranger
The Arranger shall have only those duties, obligations and responsibilities expressly specified in this Agreement. Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for:
6.1.1the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in this Agreement or any information provided by it in connection with the Programme; or
6.1.2the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any Notes.
The Issuer the Arranger and the Dealers agree that solely by virtue of its appointment as Arranger or Dealer, as applicable, in respect of the Programme, neither the Arranger nor the Dealers nor any of their respective affiliates will be a manufacturer for the purpose of EU Delegated Directive 2017/593.
7.Notices
7.1Written Communication
Any communication to be made under this Agreement shall be made in writing and, unless otherwise agreed, be made by letter, email or by telephone (to be confirmed promptly by letter or email). Any such communication shall be effective (if sent by letter or email) upon receipt by the addressee or (if made by telephone) upon receipt by the recipient of prompt confirmation of that communication by letter or email, provided that any such communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of business of the addressee.

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7.2Contact details
The relevant contact details of each party to this Agreement shall be as set out in the signatory pages to this Agreement, or as otherwise notified by any party to each other party to this Agreement.
7.3Receipt
7.3.1A communication given under this Agreement but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.
7.3.2Subject as provided in Clause 7.1 above, a communication under this Agreement to a Dealer will only be effective on actual receipt by that Dealer.
7.4Language
1.Any notice given in connection with a Programme Agreement or Note must be in English.
i.Any other document provided in connection with a Programme Agreement or Note must be:
(i)in English; or
(ii)if not in English, (unless the Dealers otherwise agree) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a constitutional, statutory or other official document.
8.Partial Invalidity
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
9.Remedies and Waiver
No failure to exercise, nor any delay in exercising, on the part of any Dealer, any right or remedy under the Programme Agreements shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
10.Counterparts
This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
11.Rights of Third Parties
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement, but

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this does not affect any right or remedy of a third party which exists or is available apart from that Act.
12.Governing Law
This Agreement, any agreement for a Note Transaction and the Notes and any non-contractual obligations arising out of or in connection with any of them shall be governed by, and construed in accordance with, English law.
13.Enforcement
13.1Jurisdiction
13.1.1Subject to Clause 13.1.3 below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and any agreement for a Note Transaction (including a dispute regarding their existence, validity or termination and any dispute relating to any non-contractual obligations arising out of or in connection with this Agreement and any agreement for a Note Transaction) and each party submits to the exclusive jurisdiction of the English courts.
13.1.2Subject to Clause 13.1.3 below, the parties to this Agreement agree that the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such party will argue to the contrary.
13.1.3To the extent allowed by law, a Dealer may take:
i.proceedings in any other court with jurisdiction; and
ii.concurrent proceedings in any number of jurisdictions.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1
Condition Precedent Documents
1.Certified copies of the Issuer’s constitutional documents.
2.Certified copies of all documents evidencing the internal authorisations required to be granted by the Issuer:
(a)approving the terms of, and the transactions contemplated by, the Notes and Programme Agreements and resolving that it execute the Notes and Programme Agreements;
(b)authorising a specified person or persons to execute the Notes and Programme Agreements on its behalf; and
(c)authorising a specified person, or persons on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with Notes and Programme Agreements.
3.Certified copies of any governmental or other consents required for the issue of Notes and for the Issuer to enter into, deliver and perform its obligations under the Notes and the Programme Agreements (as applicable).
4.Executed copies of:
(a)this Agreement;
(b)the Issuing and Paying Agency Agreement; and
(c)the Deed of Covenant.
5.A copy of:
(a)the confirmation from the Issuing and Paying Agent that an executed copy of each of the Deed of Covenant has been delivered to the Issuing and Paying Agent; and
(b)the confirmation from the Issuing and Paying Agent that the form of Global Note has been prepared and has been delivered to the Issuing and Paying Agent.
6.A legal opinion from Linklaters LLP, English legal advisers to the Dealer.
7.The Information Sheet.
8.A list of the names and titles and specimen signatures of the persons authorised:
(a)to sign on behalf of the Issuer the Notes and the Programme Agreements, as well as all notices and other documents to be delivered in connection with the Programme Agreements and the Notes;
(b)to take any other action on behalf of the Issuer in relation to the Programme.

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Schedule 2
Dealer Accession Letter
[Letterhead of Issuer]
[Date]
To: [New Dealer name]
cc.: [list all permanent Dealers]
cc.: [Issuing and Paying Agent name] as Issuing and Paying Agent

Dear Sirs
Brake Bros Limited £600,000,000 Commercial Paper Programme for the purpose of the Joint HM Treasury and Bank of England Covid Corporate Financing Facility (the “Programme”)
We refer to a dealer agreement dated 30 April 2020 (the “Dealer Agreement”) between ourselves as Issuer, Barclays Bank PLC as Arranger, Barclays Bank PLC as Dealer relating to the Programme. Terms used in the Dealer Agreement shall have the same meaning in this letter.
In accordance with Clause 5.2 (Appointment of Dealers) and upon the terms of the Dealer Agreement, we hereby appoint you as an Additional Dealer [for the Programme [with immediate effect][with effect from [          ]]/[for the issue of [description of issue]/[for the period ● to ●]]. [Copies of each of the condition precedent documents set out in Schedule 1 to the Dealer Agreement have been sent to you, as requested].
Please confirm acceptance of your appointment upon such terms by signing and returning to us the enclosed copy of this letter, whereupon you will, in accordance with Clause 5.2 (Appointment of Dealers) of the Dealer Agreement, become a party to the Dealer Agreement vested with all the authority, rights, powers, duties and obligations set out in that Clause 5.2.
Yours faithfully

..........................................................
for and on behalf of
BRAKE BROS LIMITED

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We hereby confirm acceptance of our appointment as a Dealer upon the terms of the Dealer Agreement referred to above. For the purposes of Clause 7 (Notices) of the Dealer Agreement our contact details are as follows:
[NEW DEALER NAME]
Address: [  ]
Telephone: [  ]
Email:  [   ]
Contact: [  ]

Dated: ..........................................................

Signed: ..........................................................for [New Dealer name]

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Schedule 3
Notification Letter for an Increase in the Maximum Amount
[Letterhead of Issuer]
[Date]
To: The Dealer referred to below
cc.: Barclays Bank PLC as Arranger
cc.: Deutsche Bank AG, London Branch as Issuing and Paying Agent

Dear Sirs
Brake Bros Limited £600,000,000 Commercial Paper Programme for the purpose of the Joint HM Treasury and Bank of England Covid Corporate Financing Facility (the “Programme”)
We refer to a dealer agreement dated 30 April 2020 (the “Dealer Agreement”) between ourselves as Issuer, Barclays Bank PLC as Arranger and Barclays Bank PLC as Dealer relating to the Programme. Terms used in the Dealer Agreement shall have the same meaning in this letter.
In accordance with Clause 2.7 (Increase in Maximum Amount) of the Dealer Agreement, we hereby notify each of the addressees listed above that the Maximum Amount is to be increased from £[●] to £[●] with effect from [Date], subject to delivery to the Dealer[s], the Arranger and the Issuing and Paying Agent of the following documents:
(a)a certificate from a duly authorised officer of the Issuer confirming that no changes have been made to the constitutional documents of the Issuer since the date of the Dealer Agreement or, if there has been a change, a certified copy of the constitutional documents currently in force;
(b)certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuer for such an increase in the Maximum Amount;
(c)certified copies of [specify any applicable governmental or other consents required by the Issuer in relation to the increase];
(d)a list of names, titles and specimen signatures of the persons authorised to sign on behalf of the Issuer all notices and other documents to be delivered in connection with such an increase in the Maximum Amount;
(e)an updated or supplemented Information Sheet reflecting the increase in the Maximum Amount of the Programme; and
(f)legal opinions from legal counsel in jurisdiction of the Issuer.
Yours faithfully

..........................................................
for and on behalf of

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Brake Bros Limited
Signatories
The Issuer
BRAKE BROS LIMITED
By:  /s/ Sarah Whibley
Sarah Whibley

Address: Brake Bros Limited
Enterprise House,
Eureka Business Park,
Ashford, Kent,
TN25 4AG
Telephone: 01233 206621
Email:   john.legg@brake.co.uk / sarah.whibley@sysco.com
Contact: John Legg / Sarah Whibley

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The Arranger
BARCLAYS BANK PLC
By:   /s/ <Authorized Signatory>
          [Authorized Signatory]

Address:
        5 The North Colonnade
        Canary Wharf
        London E14 4BB
        United Kingdom
Telephone: +44 20 7773 5757
Email:  ecpdesk@barclays.com
Contact: ECP Trading Desk

The Dealer

BARCLAYS BANK PLC
By:   /s/ <Authorized Signatory>
          [Authorized Signatory]
Address:
        5 The North Colonnade
        Canary Wharf
        London E14 4BB
        United Kingdom
Telephone: +44 20 7773 5757
Email:  ecpdesk@barclays.com
Contact: ECP Trading Desk

SIGNATURE PAGE TO THE DEALER AGREEMENT